Exhibit 99.1
The First Bancshares, Inc. Reports Results for Third Quarter ended September 30, 2023; Increases Quarterly Dividend 4%
HATTIESBURG, Miss.--(BUSINESS WIRE)--October 25, 2023--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) reported today financial results for the quarter ended September 30, 2023.
Highlights for the Quarter:
•Net income available to common shareholders totaled $24.4 million for the quarter ended September 30, 2023, representing an increase of 2.4% when compared to $23.8 million for the quarter ended June 30, 2023. Several one-time items are detailed in the tables located in the appendix of this release.
•Excluding one-time items detailed in the tables located in the appendix of this release, net earnings available to common shareholders, operating (non-GAAP) decreased $2.8 million, or 10.4% to $24.0 million for the quarter ended September 30, 2023 as compared to $26.8 million for the quarter ended June 30, 2023.
•Total loans increased $78.9 million for the quarter ended September 30, 2023, representing net growth of 6.3% on an annualized basis, as compared to the quarter ended June 30, 2023.
•Annualized net interest margin decreased 29 basis points to 3.47% for the quarter ended September 30, 2023 from 3.76% for the quarter ended June 30, 2023 due to the reduction of accretion income as well as increased deposit cost.
•Core net interest margin decreased 16 basis points during the quarter ended September 30, 2023 from 3.43% to 3.27%.
•Cost of deposits averaged 121 basis points for the third quarter of 2023 compared to 91 basis points for the second quarter 2023.
•During the quarter ended September 30, 2023, the Company received a $6.2 million award from the U.S. Treasury Equitable Recovery Program.
•Past dues loans to total loans were $15.7 million or 0.31% for the quarter ending September 30, 2023, compared to $12.6 million, or 0.25% for the quarter ending June 30, 2023, and $11.6 million, or 0.31% for the quarter ending September 30, 2022.
•Annualized quarter-to-date net charge-offs and recoveries to total loans were $49 thousand, or 0.004% for the quarter ending September 30, 2023, compared to $837 thousand, or 0.07% for the quarter ending June 30, 2023 and a net recovery of $353 thousand, or (0.04%) for the quarter ending September 30, 2022.
•Nonperforming assets to total assets were $22.4 million, or 0.28% for the quarter ending September 30, 2023, compared to $21.6 million, or 0.28% for the quarter ending June 30, 2023, and $26.7 million, 0.41% for the quarter ending September 30, 2022.
•For additional information, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the Company's website: www.thefirstbank.com.

M. Ray “Hoppy” Cole, Jr., President and Chief Executive Officer, commented, “The third quarter results demonstrated another solid performance in a difficult operating environment. We were pleased to see positive loan growth of 6.3%, on an annualized basis, for the quarter. Credit metrics remained strong with low past dues and charge-offs with no material increase in non-performing assets. Deposit costs accelerated a bit, increasing 30 basis points to 1.21% but on a relative basis remain well contained with a cycle to date interest bearing beta of 31%."

Quarterly Earnings
Net income available to common shareholders totaled $24.4 million for the quarter ended September 30, 2023, an increase of $0.6 million, or 2.4%, when compared to $23.8 million for the quarter ended June 30, 2023.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $2.8 million, or 10.4%, to $24.0 million for quarter ended September 30, 2023 as compared to $26.8 million for the quarter ended June 30, 2023. Accretion income decreased $2.3 million as well as increased deposit costs of $4.7 million contributed to the decrease.
The Company recorded a provision for credit losses of $1.0 million for the quarter ended September 30, 2023 and $1.3 million for the quarter ended June 30, 2023.
Earnings Per Share
For the third quarter of 2023, diluted earnings per share were $0.77 compared to $0.75 for the second quarter of 2023 and $0.61 for the third quarter of 2022.
Diluted earnings per share, operating (non-GAAP) were $0.76 for the third quarter of 2023 compared to $0.85 for the second quarter of 2023 and $0.85 for the third quarter of 2022.
Effective January 1, 2023, the Company issued 6,920,422 shares of its common stock in conjunction with the closing of the acquisition of Heritage Southeast Bank ("Heritage Bank"). Effective August 1, 2022, the Company issued 3,498,936 shares of its common stock in conjunction with the closing of the acquisition of Beach Bancorp, Inc. ("Beach Bank").
Balance Sheet
Consolidated assets increased $22.2 million to $7.884 billion at September 30, 2023 from $7.862 billion at June 30, 2023. Loans increased $78.9 million, or 1.6%, for the quarterly comparison.
Total loans were $5.090 billion for the quarter ended September 30, 2023, as compared to $5.011 billion for the quarter ended June 30, 2023, and $3.719 billion for the quarter ended September 30, 2022, representing an increase of $78.9 million, or 1.6%, for the sequential quarter comparison, and an increase of $1.370 billion, or 36.8%, for the prior year quarterly comparison. During January 2023, loans totaling $1.159 billion, net of purchase accounting adjustments, were recorded from the Heritage Bank acquisition.
Total loans increased $78.9 million, or 1.6% as compared to the quarter ended June 30, 2023, or 6.3% on an annualized basis.
Excluding the acquired Heritage Bank loans, total loans increased $211.4 million, or 5.7% compared to the quarter ended September 30, 2022.
Total deposits were $6.480 billion for the quarter ended September 30, 2023, as compared to $6.492 billion for the quarter ended June 30, 2023, and $5.551 billion for the quarter ended September 30, 2022, representing a decrease of $12.2 million, or 0.2%, for the sequential quarter comparison, and an increase of $928.7 million, or 16.7%, for the prior year quarterly comparison. During January 2023, deposits totaling $1.392 billion, net of purchase accounting adjustments, were acquired in the Heritage Bank acquisition.
Deposits decreased $12.2 million, or 0.2% for the prior quarter comparison. Excluding an increase in brokered deposits of $110.0 million, deposits decreased $122.2 million, or 1.9% for the prior quarter comparison. Seasonal fluctuations and public funds account for $51.7 million of the decrease in deposits.
Book value per share decreased to $28.57 at September 30, 2023 from $28.64 at June 30, 2023.
Tangible book value per share (non-GAAP) remained unchanged at $17.62 at September 30, 2023 and at June 30, 2023. The balance in accumulated other comprehensive income (loss) increased $20.0 million to $165.2 million at September 30, 2023 from $145.2 million at June 30, 2023.

Asset Quality
Nonperforming assets totaled $22.4 million at September 30, 2023, an increase of $0.8 million compared to $21.6 million at June 30, 2023 and a decrease of $4.3 million compared to $26.7 million at September 30, 2022.
Nonaccrual loans totaled $17.4 million, an increase of $1.4 million as compared to June 30, 2023 and an increase of $1.6 million as compared to September 30, 2022.
The ratio of the allowance for credit losses (ACL) to total loans was 1.05% at September 30, 2023, 1.05% at June 30, 2023 and 1.03% at September 30, 2022. The ratio of annualized net charge-offs (recoveries) to total loans was 0.004% for the quarter ended September 30, 2023 compared to 0.07% for the quarter ended June 30, 2023 and (0.04%) for the quarter ended September 30, 2022.
Third Quarter 2023 vs Second Quarter 2023 Earnings Comparison
Net income available to common shareholders for the third quarter of 2023 increased $0.6 million to $24.4 million compared to $23.8 million for the second quarter of 2023.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $2.8 million, or 10.4%, to $24.0 million for quarter ended September 30, 2023 as compared to $26.8 million for the quarter ended June 30, 2023. Accretion income decreased $2.3 million as well as increased deposit costs of $4.7 million contributed to the decrease.
Net interest income for the third quarter of 2023 was $60.7 million as compared to $66.0 million for the second quarter of 2023, a decrease of $5.3 million. The decrease was largely due to the decrease in accretion of purchase accounting adjustments of $2.3 million as well as increased interest expense of $4.8 million partially offset by an increase in interest income of $1.7 million.
Third quarter 2023 net interest margin of 3.47% included 25 basis points related to purchase accounting adjustments compared to 3.76% for the second quarter in 2023, which included 37 basis points related to purchase accounting adjustments.
Core net interest margin decreased 16 basis points to 3.27% for the third quarter of 2023 from 3.43% for the second quarter of 2023.
Investment securities totaled $1.836 billion, or 23.3% of total assets at September 30, 2023, compared to $1.898 billion, or 24.1% of total assets at June 30, 2023. The average balance of investment securities decreased $61.2 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) increased 3 basis points to 2.26% from 2.23% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $184.9 million at September 30, 2023 as compared to a net unrealized loss of $157.6 million at June 30, 2023.
The FTE average yield on all earning assets (non-GAAP) decreased in sequential-quarter comparison from 4.91% to 4.90%. Interest expense on average interest bearing liabilities increased 40 basis points from 1.65% for the second quarter of 2023 to 2.05% for the third quarter of 2023.
Cost of all deposits averaged 121 basis points for the third quarter of 2023 compared to 91 basis points for the second quarter of 2023. This increase was a result of rising interest rates and increased competition for deposits.
Non-interest income increased $6.9 million from $12.4 million in the second quarter of 2023 to $19.3 million in the third quarter of 2023, primarily attributable to a U.S. Treasury award of $6.2 million.
Non-interest expense for the third quarter of 2023 was $47.7 million compared to $46.9 million for the second quarter of 2023, an increase of $0.8 million, attributed to the expenses of $5.2 million related to the U.S. Treasury awards and was partially offset by a decrease in acquisition charges of $3.5 million.

Third Quarter 2023 vs. Third Quarter 2022 Earnings Comparison
Net income available to common shareholders for the third quarter of 2023 totaled $24.4 million compared to $14.0 million for the third quarter of 2022, an increase of $10.3 million or 73.5%.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $4.4 million, or 22.4%, to $24.0 million for quarter ended September 30, 2023, as compared to $19.6 million for the quarter ended September 30, 2022. This increase is attributable to net income associated from the acquisitions of Heritage Bank and Beach Bank.
Net interest income for the third quarter of 2023 was $60.7 million, an increase of $11.6 million or 23.5% when compared to the third quarter of 2022. Fully tax equivalent (“FTE”) net interest income (non-GAAP) totaled $61.7 million and $50.1 million for the third quarter of 2023 and 2022, respectively. Purchase accounting adjustments increased $3.1 million for the third quarter comparisons. The increase was largely due to increased interest rates as well as the acquisitions of Beach Bank and Heritage Bank.
Third quarter of 2023 net interest margin was 3.47%, which included 25 basis points related to purchase accounting adjustments compared to 3.43% for the same quarter in 2022, which included 5 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 16 basis points in prior year quarterly comparison primarily due to an increase in rates on interest bearing liabilities.
Non-interest income increased $10.3 million for the third quarter of 2023 as compared to the third quarter of 2022. This increase was attributed to increases in service charges on deposit accounts and interchange fee income of $3.4 million as well as the $6.2 million award from the U.S. Treasury.
Third quarter 2023 non-interest expense was $47.7 million, an increase of $11.8 million, or 32.9% as compared to the third quarter of 2022. This increase was attributed to an increase of $6.3 million in charges related to the ongoing operations of Beach Bank and Heritage Bank, increased FDIC premiums of $0.7 million, increased amortization of core deposit intangibles of $1.2 million, and $5.2 million related to the U.S. Treasury awards.
Investment securities totaled $1.836 billion, or 23.3% of total assets at September 30, 2023, compared to $2.004 billion, or 31.0% of total assets at September 30, 2022. For the third quarter of 2023 compared to the third quarter of 2022, the average balance of investment securities decreased $208.6 million. The average tax equivalent yield on investment securities (non-GAAP) increased 4 basis points to 2.26% from 2.22% in the prior year quarterly comparison. The investment portfolio had a net unrealized loss of $184.9 million at September 30, 2023 as compared to a net unrealized loss of $216.9 million at September 30, 2022.
The average yield on all earning assets increased 114 basis points in prior year quarterly comparison, from 3.76% for the third quarter of 2022 to 4.90% for the third quarter of 2023. Interest expense on average interest bearing liabilities increased 157 basis points from 0.48% for the third quarter of 2022 to 2.05% for the third quarter of 2023.
Cost of all deposits averaged 121 basis points for the third quarter of 2023 compared to 19 basis points for the third quarter of 2022.

Year-to-Date Earnings Comparison

In the year-over-year comparison, net income available to common shareholders increased $17.8 million, or 38.1%, from $46.6 million for the nine months ended September 30, 2022, to $64.4 million for the same period ended September 30, 2023.

Net interest income was $191.7 million for the nine months ended September 30, 2023, an increase of $61.8 million as compared to the same period ended September 30, 2022, primarily due to interest income earned on a higher volume of loans (including loans acquired from Heritage Bank and Beach Bank).

Non-interest income was $44.4 million for the nine months ended September 30, 2023, an increase of $15.5 million as compared to the same period ended September 30, 2022. Service charges on deposit accounts accounted for $4.4 million of the increase as well as $4.7 million in interchange fee income and $5.3 million increase in awards from the U.S. Treasury.

Non-interest expense was $140.3 million for the nine months ended September 30, 2023, an increase of $44.8 million as compared to the same period ended September 30, 2022. The increase was partially attributable to $3.3 million in acquisition and charter conversion charges and $27.2 million in increased operating expenses related to the acquisitions of Beach Bank and Heritage Bank as well as $5.2 million in expenses associated with the U.S. Treasury awards and increases in FDIC premiums of $1.0 million and a $3.8 million increase in core deposit amortization for the nine months ended September 30, 2023.
Declaration of Cash Dividend
The Company announced that its Board of Directors declared a cash dividend of $0.24 per share, a 4% increase over previous quarter, per share to be paid on its common stock on November 24, 2023 to shareholders of record as of the close of business on November 8, 2023.
Conference Call
The Company will host a conference call for analysts and investors to discuss the Company’s financial results at 9:00 a.m. Central Time on Thursday, October 26, 2023. Investors and analysts may participate by clicking on the Participant Conference Link: https://register.vevent.com/register/BI68bf3aa848aa45e49109eb1ad52aff4f. An audio archive of the conference call along with the transcript will be available within 24-48 hours after the call and placed in the Investor Relations section of our website.
About The First Bancshares, Inc.
The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.
Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes pre-tax, pre-provision operating earnings, FTE net interest income, FTE net interest margin, core net interest margin, FTE average yield on investment securities, FTE average yield on all earning assets, total tangible common equity, tangible book value per common share, net earnings available to common shareholders, operating, diluted earnings per share, operating, efficiency ratio, operating and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value, net interest margin, common equity, net earnings available to common shareholders, diluted earnings per share, efficiency ratio, average yield on investment securities, average yield on all earning assets, or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements
This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) prevailing, or changes in, economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations, including the effects of declines in the real estate market, high unemployment rates, inflationary pressure, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (3) interest rate risk, including the effects of rising interest rates; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; (9) changes in loan demand, real estate values, or competition; (10) changes in accounting principles, policies, or guidelines; (11) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic and related variants; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) potential impacts of the adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (15) the effects of war or other conflicts including the impacts relating to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the SEC, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 9/30/23	Quarter Ended 6/30/23	Quarter Ended 3/31/23	Quarter Ended 12/31/22	Quarter Ended 9/30/22
Total Interest Income	$85,681	$86,194	$80,338	$57,923	$53,874
Total Interest Expense	24,977	20,164	15,412	10,002	4,726
Net Interest Income	60,704	66,030	64,926	47,921	49,148
Net Interest Income excluding PPP Fee Income	60,703	66,029	64,718	47,899	48,986
FTE net interest income*	61,696	67,028	65,924	48,916	50,122
Provision for credit losses	1,000	1,250	11,000	705	4,300
Non-interest income	19,324	12,423	12,612	8,131	9,022
Non-interest expense	47,724	46,899	45,670	35,040	35,903
Earnings before income taxes	31,304	30,304	20,868	20,307	17,967
Income tax expense	6,944	6,525	4,597	4,012	3,924
Net income available to common shareholders	$24,360	$23,779	$16,271	$16,295	$14,043

PER COMMON SHARE DATA
Basic earnings per share	$0.78	$0.76	$0.52	$0.68	$0.61
Diluted earnings per share	0.77	0.75	0.52	0.67	0.61
Diluted earnings per share, operating*	0.76	0.85	0.86	0.71	0.85
Quarterly dividends per share	0.23	0.22	0.21	0.20	0.19
Book value per common share at end of period	28.57	28.64	28.58	26.92	25.86
Tangible book value per common share at period end*	17.62	17.62	17.49	17.97	16.93
Market price at end of period	26.97	25.84	25.83	32.01	29.87
Shares outstanding at period end	31,404,231	31,406,220	31,364,973	24,025,762	24,028,120
Weighted average shares outstanding:
Basic	31,405,439	31,378,364	31,309,458	24,027,189	22,861,795
Diluted	31,609,564	31,591,665	31,541,213	24,168,544	22,979,529

AVERAGE BALANCE SHEET DATA
Total assets	$7,873,345	$7,882,130	$8,003,254	$6,446,521	$6,372,872
Loans and leases	5,038,928	4,982,368	4,975,663	3,749,561	3,492,110
Total deposits	6,466,141	6,501,372	6,816,473	5,515,713	5,503,040
Total common equity	905,070	901,499	868,995	617,049	630,744
Total tangible common equity*	560,071	554,792	538,903	408,365	424,873

SELECTED RATIOS
Annualized return on avg assets (ROA)	1.24%	1.21%	0.81%	1.01%	0.88%
Annualized return on avg assets, operating*	1.22%	1.36%	1.36%	1.07%	1.23%
Annualized pre-tax, pre-provision, operating*	1.62%	1.81%	1.78%	1.38%	1.63%
Annualized return on avg common equity, operating*	10.63%	11.91%	12.48%	11.14%	12.46%
Annualized return on avg tangible common equity, operating*	17.17%	19.35%	20.13%	16.83%	18.49%
Average loans to average deposits	77.93%	76.64%	72.99%	67.98%	63.46%
FTE Net Interest Margin*	3.52%	3.82%	3.69%	3.37%	3.50%
Efficiency Ratio	58.90%	59.02%	58.15%	61.42%	60.70%
Efficiency Ratio, operating*	56.06%	53.87%	53.32%	59.34%	54.55%
*See reconciliation of Non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans	1.05%	1.05%	1.06%	1.03%	1.03%
Nonperforming assets to tangible equity + ACL	3.69%	3.57%	3.73%	3.76%	6.01%
Nonperforming assets to total loans + OREO	0.44%	0.43%	0.45%	0.47%	0.72%
Annualized QTD net charge-offs (recoveries) to total loans	0.004%	0.07%	0.01%	0.004%	(0.04)%

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Assets
Cash and cash equivalents	$197,632	$194,050	$333,491	$145,315	$163,841
Securities available for sale	1,141,971	1,199,103	1,249,791	1,257,101	1,379,410
Securities held to maturity	658,524	663,473	678,161	691,484	593,553
Other investments	35,872	35,725	34,423	33,944	31,060
Total investment securities	1,836,367	1,898,301	1,962,375	1,982,529	2,004,023
Loans held for sale	5,960	6,602	4,073	4,443	2,225
Total loans	5,089,800	5,010,925	4,969,776	3,774,157	3,719,388
Allowance for credit losses	(53,565)	(52,614)	(52,450)	(38,917)	(38,356)
Loans, net	5,036,235	4,958,311	4,917,326	3,735,240	3,681,032
Premises and equipment	183,740	186,381	186,688	153,068	150,480
Other Real Estate Owned	4,920	5,588	5,066	4,832	10,328
Goodwill and other intangibles	343,869	346,104	347,777	214,890	214,708
Other assets	275,562	266,771	260,520	221,400	228,211
Total assets	$7,884,285	$7,862,108	$8,017,316	$6,461,717	$6,454,848

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$1,967,661	$2,086,666	$2,082,441	$1,630,203	$1,770,848
Interest-bearing deposits	4,512,364	4,405,601	4,585,515	3,864,201	3,780,450
Total deposits	6,480,025	6,492,267	6,667,956	5,494,404	5,551,298
Borrowings	302,000	280,000	250,000	130,100	90,000
Subordinated debentures	128,300	128,214	154,127	145,027	144,952
Other liabilities	76,739	62,181	48,806	45,523	47,127
Total liabilities	6,987,064	6,962,662	7,120,889	5,815,054	5,833,377
Total shareholders’ equity	897,221	899,446	896,427	646,663	621,471
Total liabilities and shareholders’ equity	$7,884,285	$7,862,108	$8,017,316	$6,461,717	$6,454,848

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Interest Income:
Loans, including fees	$70,349	$68,057	$64,264	$45,583	$41,456
Investment securities	10,614	10,815	11,707	11,251	11,598
Accretion of purchase accounting adjustments	4,277	6,533	3,469	1,086	818
Other interest income	441	789	898	3	2
Total interest income	85,681	86,194	80,338	57,923	53,874
Interest Expense:
Deposits	19,314	14,613	12,183	7,206	2,863
Borrowings	3,556	3,264	959	1,015	92
Subordinated debentures	1,849	2,138	2,176	1,946	1,886
Accretion of purchase accounting adjustments	258	149	94	(165)	(115)
Total interest expense	24,977	20,164	15,412	10,002	4,726
Net interest income	60,704	66,030	64,926	47,921	49,148
Provision for credit losses	1,000	1,250	11,000	705	4,300
Net interest income after provision for credit losses	59,704	64,780	53,926	47,216	44,848

Non-interest Income:
Service charges on deposit accounts	3,646	3,425	3,657	2,277	2,219
Mortgage Income	878	773	633	625	1,221
Interchange Fee Income	5,280	4,543	4,498	3,093	3,310
Gain (Loss) on securities, net	2	(48)	—	—	1
Treasury Awards	6,197	—	—	—	—
Loss on sale of premises and equipment	(104)	—	—	—	—
Other charges and fees	3,425	3,730	3,824	2,136	2,271
Total non-interest income	19,324	12,423	12,612	8,131	9,022

Non-interest expense:
Salaries and employee benefits	22,807	23,315	23,572	19,934	19,099
Occupancy expense	5,343	5,041	5,296	4,305	3,826
FDIC/OCC premiums	1,158	758	670	514	496
Marketing	559	45	158	135	50
Amortization of core deposit intangibles	2,385	2,391	2,402	1,309	1,227
Other professional services	1,499	1,570	1,068	971	1,256
Acquisition and charter conversion charges	588	4,101	3,793	1,190	3,640
Other non-interest expense	13,385	9,678	8,711	6,682	6,309
Total non-interest expense	47,724	46,899	45,670	35,040	35,903
Earnings before income taxes	31,304	30,304	20,868	20,307	17,967
Income tax expense	6,944	6,525	4,597	4,012	3,924
Net income available to common shareholders	$24,360	$23,779	$16,271	$16,295	$14,043

Diluted earnings per common share	$0.77	$0.75	$0.52	$0.67	$0.61
Diluted earnings per common share, operating*	$0.76	$0.85	$0.86	$0.71	$0.85

*See reconciliation of Non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2023	2022
Interest Income:
Loans, including fees	$202,460	$107,172
PPP loan fee income	210	1,696
Investment securities	33,136	31,324
Accretion of purchase accounting adjustments	14,279	2,223
Other interest income	2,128	47
Total interest income	252,213	142,462
Interest Expense:
Deposits	46,110	7,089
Borrowings	7,779	92
Subordinated debentures	6,163	5,546
Amortization of purchase accounting adjustments	501	(152)
Total interest expense	60,553	12,575
Net interest income	191,660	129,887
Provision for credit losses	13,250	4,900
Net interest income after provision for credit losses	178,410	124,987

Non-interest Income:
Service charges on deposit accounts	10,728	6,297
Mortgage Income	2,284	3,678
Interchange Fee Income	14,321	9,609
Gain (loss) on securities, net	(46)	(82)
Treasury Awards	6,197	873
Bargain Purchase Gain and gain on sale of premises and equipment	559	165
BOLI income from death proceeds	—	1,630
Other charges and fees	10,316	6,673
Total non-interest income	44,359	28,843

Non-interest expense:
Salaries and employee benefits	69,695	53,135
Occupancy expense	15,680	11,530
FDIC/OCC premiums	2,586	1,608
Marketing	762	258
Amortization of core deposit intangibles	7,178	3,355
Other professional services	4,137	2,587
Acquisition & charter conversion charges	8,482	5,220
Other non-interest expense	31,773	17,755
Total Non-interest expense	140,293	95,448
Earnings before income taxes	82,476	58,382
Income tax expense	18,066	11,758
Net income available to common shareholders	64,410	46,624

Diluted earnings per common share	$2.04	$2.17
Diluted earnings per common share, operating*	$2.47	$2.38
*See reconciliation of Non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	September 30, 2023	Percent of Total	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	Percent of Total
Commercial, financial and agricultural	$753,120	14.8%	$753,415	$750,371	$506,907	$489,225	13.1%
Real estate – construction	633,682	12.4%	634,120	691,285	475,956	481,100	12.9%
Real estate – commercial	2,317,666	45.5%	2,251,710	2,181,384	1,626,066	1,595,944	42.8%
Real estate – residential	1,298,980	25.5%	1,286,343	1,262,244	1,094,204	1,082,488	29.1%
Lease Financing Receivable	1,548	—%	1,187	2,056	2,118	1,907	0.1%
Obligations of States & subdivisions	29,650	0.6%	31,137	31,652	26,143	25,757	0.7%
Consumer	55,154	1.1%	53,013	50,784	42,763	42,967	1.2%
Loans held for sale	5,960	0.1%	6,602	4,073	4,443	2,225	0.1%
Total loans	$5,095,760	100%	$5,017,527	$4,973,849	$3,778,600	$3,721,613	100.0%

COMPOSITION OF DEPOSITS	September 30, 2023	Percent of Total	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	Percent of Total
Non-interest bearing	$1,967,661	30.4%	$2,086,666	$2,082,441	$1,630,203	$1,770,848	31.9%
NOW and other	1,962,383	30.3%	2,014,420	2,095,599	1,769,699	1,786,213	32.2%
Money Market/Savings	1,532,822	23.7%	1,565,212	1,678,609	1,368,108	1,423,953	25.7%
Time Deposits of less than $250,000	766,553	11.8%	627,782	562,240	590,564	418,931	7.5%
Time Deposits of $250,000 or more	250,606	3.8%	198,187	249,067	135,830	151,353	2.7%
Total Deposits	$6,480,025	100%	$6,492,267	$6,667,956	$5,494,404	$5,551,298	100.0%

ASSET QUALITY DATA	September 30, 2023		June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Nonaccrual loans	$17,423		$16,037	$17,312	$12,591	$15,844
Loans past due 90 days and over	53		—	73	289	571
Total nonperforming loans	17,476		16,037	17,385	12,880	16,415
Other real estate owned	4,920		5,588	5,066	4,832	10,328
Total nonperforming assets	$22,396		$21,625	$22,451	$17,712	$26,743

Nonperforming assets to total assets	0.28%		0.28%	0.28%	0.27%	0.41%
Nonperforming assets to total loans + OREO	0.44%		0.43%	0.45%	0.47%	0.72%
ACL to nonperforming loans	306.51%		328.08%	301.70%	302.15%	233.66%
ACL to total loans	1.05%		1.05%	1.06%	1.03%	1.03%

Qtr-to-date net charge-offs (recoveries)	$49		$837	$142	$39	$(353)
Annualized QTD net chg-offs (recs) to loans	0.004%		0.07%	0.01%	0.004%	(0.04%)

THE FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	September 30, 2023			June 30, 2023			March 31, 2023			December 31, 2022			September 30, 2022
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate
Taxable securities	$1,419,343	$7,685	2.17%	$1,473,166	$7,867	2.14%	$1,565,623	$8,758	2.24%	$1,522,953	$8,312	2.18%	$1,612,066	$8,723	2.16%
Tax-exempt securities	463,329	3,921	3.39%	470,742	3,946	3.35%	462,718	3,946	3.41%	453,651	3,934	3.47%	479,168	3,849	3.21%
Total investment securities	1,882,672	11,606	2.47%	1,943,908	11,813	2.43%	2,028,341	12,704	2.51%	1,976,604	12,246	2.48%	2,091,234	12,572	2.40%
Int bearing dep in other banks	79,448	441	2.22%	93,464	789	3.38%	146,663	898	2.45%	72,910	3	0.02%	143,867	2	0.01%
Loans	5,038,928	74,626	5.92%	4,982,368	74,590	5.99%	4,975,663	67,734	5.45%	3,749,561	46,670	4.98%	3,492,110	42,274	4.84%
Total interest earning assets	7,001,048	86,673	4.95%	7,019,740	87,192	4.97%	7,150,667	81,336	4.55%	5,799,075	58,919	4.06%	5,727,211	54,848	3.83%
Other assets	872,297			862,390			852,587			647,446			645,661
Total assets	$7,873,345			$7,882,130			$8,003,254			$6,446,521			$6,372,872

Interest-bearing liabilities:
Deposits	$4,459,869	$19,572	1.76%	$4,465,800	$14,762	1.32%	$4,738,076	$12,277	1.04%	$3,801,632	$7,041	0.74%	$3,777,059	$2,748	0.29%
Borrowed Funds	296,963	3,556	4.79%	277,531	3,264	4.70%	77,098	959	4.98%	108,881	1,015	3.73%	13,261	92	2.78%
Subordinated debentures	128,251	1,849	5.77%	145,418	2,138	5.88%	155,084	2,176	5.61%	144,985	1,946	5.37%	144,910	1,886	5.21%
Total interest bearing
liabilities	4,885,083	24,977	2.05%	4,888,749	20,164	1.65%	4,970,258	15,412	1.24%	4,055,498	10,002	0.99%	3,935,230	4,726	0.48%
Other liabilities	2,083,192			2,091,882			2,164,001			1,773,974			1,806,898
Shareholders' equity	905,070			901,499			868,995			617,049			630,744
Total liabilities and
shareholders' equity	$7,873,345			$7,882,130			$8,003,254			$6,446,521			$6,372,872

Net interest
income (FTE)*		$61,696	2.91%		$67,028	3.32%		$65,924	3.31%		$48,917	3.08%		$50,122	3.35%

Net interest margin (FTE)*			3.52%			3.82%			3.69%			3.37%			3.50%

Core net interest margin*			3.27%			3.43%			3.47%			3.29%			3.44%

*See reconciliation for Non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022
Book value per common share	$28.57	$28.64	$28.58	$26.92	$25.86
Effect of intangible assets per share	10.95	11.02	11.09	8.95	8.93
Tangible book value per common share	$17.62	$17.62	$17.49	$17.97	$16.93

Diluted earnings per share	$0.77	$0.75	$0.52	$0.68	$0.61
Effect of acquisition and charter conversion charges	0.02	0.13	0.11	0.05	0.16
Tax on acquisition and charter conversion charges	(0.01)	(0.03)	(0.02)	(0.02)	(0.05)
Effect of Treasury awards	(0.20)	—	—	—	—
Tax on Treasury awards	0.05	—	—	—	—
Effect on contributions/consulting/advertising related to Treasury awards	0.17	—	—	—	—
Tax on contributions/consulting/advertising related to Treasury awards	(0.04)	—	—	—	—
Initial provision for acquired loans	—	—	0.34	—	0.17
Tax on initial provision for acquired loans	—	—	(0.09)	—	(0.04)
Diluted earnings per share, operating	$0.76	$0.85	$0.86	$0.71	$0.85

		Year to Date
		2023		2022
Diluted earnings per share		$2.04		$2.17
Effect of acquisition and charter conversion charges		0.27		0.24
Tax on acquisition and charter conversion charges		(0.07)		(0.06)
Effect of bargain purchase gain and loss on sale of fixed assets		—		(0.01)
Effect of Treasury awards		(0.20)		(0.04)
Tax on Treasury awards		0.05		0.01
BOLI income from death proceeds		—		(0.08)
Effect on contributions/consulting/advertising related to Treasury awards		0.17		0.01
Tax on contributions/consulting/advertising related to Treasury awards		(0.04)		—
Initial provision for acquired loans		0.34		0.18
Tax on initial provision for acquired loans		(0.09)		(0.04)
Diluted earnings per share, operating		$2.47		$2.38

		Year to Date
		2023		2022
Net income available to common shareholders		$64,410		$46,624
Acquisition and charter conversion charges		8,482		5,220
Tax on acquisition and charter conversion charges		(2,146)		(1,320)
Bargain purchase gain and loss on sale of fixed assets		—		(165)
Tax on bargain purchase gain and loss on sale of fixed assets		—		42
Treasury awards		(6,197)		(872)
Tax on Treasury awards		1,568		221
BOLI income from death proceeds		—		(1,630)
Contributions/consulting/advertising related to Treasury awards		5,190		165
Tax on contributions/consulting/advertising related to Treasury awards		(1,313)		(42)
Initial provision for acquired loans		10,727		3,855
Tax on initial provision for acquired loans		(2,714)		(976)
Net earnings available to common shareholders, operating		$78,007		$51,122

		Three Months Ended
Average Balance Sheet Data		Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022
Total average assets	A	$7,873,345	$7,882,130	$8,003,254	$6,446,521	$6,372,872
Total average earning assets	B	$7,001,048	$7,019,740	$7,150,667	$5,799,075	$5,727,211

Common Equity	C	$905,070	$901,499	$868,995	$617,049	$630,744
Less intangible assets		344,999	346,707	330,092	208,684	205,871
Total Tangible common equity	D	$560,071	$554,792	$538,903	$408,365	$424,873

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022
Net interest income	E	$60,704	$66,030	$64,926	$47,921	$49,148
Tax-exempt investment income		(2,929)	(2,948)	(2,948)	(2,939)	(2,875)
Taxable investment income		3,921	3,946	3,946	3,934	3,849
Net Interest Income Fully Tax Equivalent	F	$61,696	$67,028	$65,924	$48,916	$50,122

Annualized Net Interest Margin	E/B	3.47%	3.76%	3.63%	3.31%	3.43%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.52%	3.82%	3.69%	3.37%	3.50%

Total Interest Income, Fully Tax Equivalent
Total Interest Income	R	$85,681	$86,194	$80,338	$57,923	$53,874
Tax-exempt investment income		(2,929)	(2,948)	(2,948)	(2,939)	(2,875)
Taxable investment income		3,921	3,946	3,946	3,934	3,849
Total Interest Income, Fully Tax Equivalent	G	$86,673	$87,192	$81,336	$58,918	$54,848

Yield on Average Earning Assets	R/B	4.90%	4.91%	4.49%	4.00%	3.76%
Yield on Average Earning Assets, Fully Tax Equivalent	G/B	4.95%	4.97%	4.55%	4.06%	3.83%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities	S	$10,614	$10,815	$11,706	$11,251	$11,598
Tax-exempt investment income		(2,929)	(2,948)	(2,948)	(2,939)	(2,875)
Taxable investment Income		3,921	3,946	3,946	3,934	3,849
Interest Income Investment Securities, Fully Tax Equivalent	H	$11,606	$11,813	$12,704	$12,246	$12,572

Average Investment Securities	I	$1,882,672	$1,943,908	$2,028,341	$1,976,604	$2,091,234

Yield on Investment Securities	S/I	2.26%	2.23%	2.31%	2.28%	2.22%
Yield on Investment Securities, Fully Tax Equivalent	H/I	2.47%	2.43%	2.51%	2.48%	2.40%

		Three Months Ended
Core Net Interest Margin		Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022
Net interest income (FTE)		$61,696	$67,028	$65,924	$48,916	$50,122
Less purchase accounting adjustments		4,276	6,533	3,469	1,086	818
Net interest income, net of purchase accounting adj	J	$57,420	$60,495	$62,455	$47,830	$49,304

Total average earning assets		$7,001,048	$7,019,740	$7,150,667	$5,799,075	$5,727,211
Add average balance of loan valuation discount		31,269	38,306	42,945	10,928	2,681
Avg earning assets, excluding loan valuation discount	K	$7,032,317	$7,058,046	$7,193,612	$5,810,003	$5,729,892

Core net interest margin	J/K	3.27%	3.43%	3.47%	3.29%	3.44%

		Three Months Ended
Efficiency Ratio		Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022
Operating Expense
Total non-interest expense		$47,724	$46,899	$45,670	$35,040	$35,903
Pre-tax non-operating expenses		(5,777)	(4,101)	(3,793)	(1,190)	(3,641)
Adjusted Operating Expense	L	$41,947	$42,798	$41,877	$33,850	$32,262

Operating Revenue
Net interest income, FTE		$61,696	$67,028	$65,924	$48,916	$50,122
Total non-interest income		19,324	12,423	12,612	8,131	9,022
Pre-tax non-operating items		(6,197)	—	—	—	—
Adjusted Operating Revenue	M	$74,823	$79,451	$78,536	$57,047	$59,144

Efficiency Ratio, operating	L/M	56.06%	53.87%	53.32%	59.34%	54.55%

		Three Months Ended
Return Ratios		Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022
Net income available to common shareholders	N	$24,360	$23,779	$16,271	$16,295	$14,043
Acquisition and charter conversion charges		588	4,101	3,793	1,190	3,641
Tax on acquisition and charter conversion charges		(149)	(1,037)	(960)	(301)	(920)
Treasury awards		(6,197)	—	—	—	—
Tax on Treasury awards		1,568	—	—	—	—
Contributions/consulting/advertising related to Treasury awards		5,190	—	—	—	—
Tax on contributions/consulting/advertising related to Treasury awards		(1,313)	—	—	—	—
Initial provision for acquired loans		—	—	10,727	—	3,855
Tax on initial provision for acquired loans		—	—	(2,714)	—	(976)
Net earnings available to common shareholders, operating	O	$24,047	$26,843	$27,117	$17,184	$19,643

		Three Months Ended
Pre-Tax Pre-Provision Operating Earnings		Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022
Earnings before income taxes	P	$31,304	$30,304	$20,868	$20,307	$17,967
Acquisition and charter conversion charges		588	4,101	3,793	1,190	3,641
Provision for credit losses		1,000	1,250	11,000	705	4,300
Treasury awards		(6,197)	—	—	—	—
Contributions/consulting/advertising related to Treasury awards		5,190	—	—	—	—
Pre-Tax, Pre-Provision Operating Earnings	Q	$31,885	$35,655	$35,661	$22,202	$25,908

Annualized return on avg assets	N/A	1.24%	1.21%	0.81%	1.01%	0.88%
Annualized return on avg assets, oper	O/A	1.22%	1.36%	1.36%	1.07%	1.23%
Annualized pre-tax, pre-provision, oper	Q/A	1.62%	1.81%	1.78%	1.38%	1.63%
Annualized return on avg common equity, oper	O/C	10.63%	11.91%	12.48%	11.14%	12.46%
Annualized return on avg tangible common equity, operating	O/D	17.17%	19.35%	20.13%	16.83%	18.49%

		Three Months Ended
Capital Ratios		Sept 30, 2023*	June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022
Common equity tier 1 (CET1) ratio		12.0%	11.5%	11.2%	12.7%	12.6%
Leverage (Tier 1) ratio		9.6%	9.1%	8.8%	9.3%	9.3%
Total risk based capital ratio		15.1%	14.5%	14.7%	16.7%	16.7%
Tangible common equity ratio		7.3%	7.4%	7.2%	6.9%	6.5%
*estimated

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998